Axtion Foods, Inc. 4025 Camino Del Rio South Suite 300 San Diego, CA 92108 (760) 436-3124 fax (760) 942-4896	Purchase Order	113
		INVOICE

Manufacturer	Date	1/3/02
Name Protein Research (attn: Daniel Aarons)	Order No.
Address 2353 Industrial Parkway West	Rep
City Hayward State CA Zip 94545-5005	FOB

		TOTAL
2000-4000 Axtion (nutty chocolate) bars with wrappers		$3,500
Shipping Instructions: Please ship consignment to:
Axtion Foods (attn: Julia Reynolds)
4025 Camino Del Rio South
Suite 300
San Diego, CA 92108

Payment Details	Subtotal	$3,500.00
	Shipping & Handling	$0.00
/ / Cash
/x/ Check	TOTAL	$3,500.00
/ / Credit Card
Name	Office Use Only
CC#	Delivery on or about 1/11/02
Expires	COD CHECK
Thank You and Good Health!
Paid check number 1036 01/03/02